EXHIBIT 99.1

CERTIFICATION

I, Gerald G. Carlson, Principal Executive Officer of Nevada Star Resource Corp., certify that:

1.

This quarterly report on Form 10-QSB of Nevada Star Resource Corp. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Nevada Star Resource Corp.

Date:  July 10, 2003

/s/ Gerald G. Carlson

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Gerald G. Carlson, Principal Executive Officer